AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99


                           ORDER FULFILLMENT AGREEMENT

This Order Fulfillment Agreement ("Agreement") is entered into effective as of the 15th day of December 1999, by and between AngelAudio.com, Inc. ("Retailer) and i.FILL, a division of Valley Media, Inc. ("Valley").

                                   BACKGROUND

A. Valley is in the business of distributing entertainment products to various retail customers and consumers. i.FILL provides to certain retailers "direct-to-consumer" order fulfillment services, pursuant to which i.FILL picks, packs and ships entertainment products to such retailers' customers.

B. Valley has developed proprietary databases known as "audiofile" and "audiotrax" which it licenses to certain customers, audiofile and audiotrax contain information regarding pre-recorded entertainment musical products (other than pre-recorded music distributed electronically in digital format) ("Audio Product"), pro-recorded entertainment audio-visual product in video-cassette format ("Video Product"), pre-recorded entertainment audio-visual product in digital video disk ("DVD") format ("DVD Product") and video game products in various formats ("Game Product"). Such Audio, Video, DVD and Game Product may be collectively referred to herein as "Product".

C. Retailer intends to operate on the World Wide Web an "on-line retail store" (the "Site") through which it intends to sell Product to consumers.

D. Retailer wishes to purchase Product offered on the Site from Valley and wishes to purchase "direct-to-consumer" order fulfillment services from i.FILL.

                                    AGREEMENT

Subject to the terms and conditions set forth below, the parties agree as follows:

1. BASIC AGREEMENT. Retailer and i.FILL agree to develop a computer and customer service interface for the purposes of conducting small order Product transactions via an on-line entertainment product store and other direct response marketing efforts. Retailer will build and maintain a web site. Retailer will also conduct all marketing and merchandising efforts, collect all orders and send such orders to i.FILL via Electronic Data Interchange ("EDI"). i.FILL will be responsible for picking, packing and shipping the orders directly to Retailer's customers.

2. EXCLUSIVE SUPPLIER. i.FILL will be the exclusive supplier of Product and related order fulfillment services for Retailer. For purposes of this Agreement, i.FILL as "exclusive supplier" means that all orders for Product will be sent to Valley first for fulfillment; provided, however, that Retailer may utilize third parties as sources for Product not available through audiofile or otherwise through Valley if Retailer


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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99

         has given i.FILL a twenty-five (25) business day written notice of its intention to so utilize third party sources for that specified Product and i.FILL fails to make said Product available by the end of such period.

3. TECHNICAL ASSISTANCE. i.FILL shall provide technical assistance to Retailer for the testing of their EDI transmission of orders to Valley's Bulletin Board System or FTP server, Valley will be responsible for maintaining its EDI connection to Retailer and Retailer will be responsible for maintaining its EDI connection to Valley.

4. ANCILLARY AGREEMENTS. At the same time the parties enter into this Agreement, Valley and Retailer will enter into:

         (a) an audiofile License Agreement substantially in the form attached hereto as Exhibit A (the "Audiofile License"), pursuant to which Valley will license its audiofile database to Retailer.

5. AUDIO PRODUCT PRICING. i.FILL agrees to sell and Retailer agrees to purchase Audio Product at four percent (4%) below Valley's wholesale prices. Retailer's price for Audio Product is set forth under the "Invoice Cost" column of the 4% Discount Schedule attached hereto as Exhibit B which is incorporated herein by this reference. Wholesale prices (and therefore, the "Invoice Cost") may be revised by Valley from time to time, effective upon written notice to Retailer of such changes.

6. VIDEO PRODUCT PRICING. i.FILL agrees to sell and Retailer agrees to purchase Video Product at thirty-six percent (36%) below Manufacturer's Suggested List Price ("MSLP"). MSLP changes will be included in the daily audiofile Updates and will be effective immediately upon Update transmission of such revision(s).

7. DVD PRODUCT PRICING i.FILL agrees to sell and Retailer agrees to purchase DVD Product at studio-specific percentage discounts below MSLP as set forth on the DVD Pricing Schedule attached hereto as Exhibit C which is incorporated herein by this reference. MSLP changes will be included in the audiofile Updates and will be effective immediately upon the posting of such revision(s) in the audiofile Updates.

8. GAME PRODUCT PRICING, i.FILL agrees to sell and Retailer agrees to purchase Game Product at the prices set forth in the audiofile database. Game Product prices may be revised from time to time and such changes are effective immediately upon the posting of such revision(s) in the audiofile Updates.

9. AUDIO VOLUME REBATES. Audio Volume Rebates are applied to Audio Product purchases only, not shipping and fulfillment charges. For purposes of this Agreement, "Net Product Purchases" means Retailer's gross Product purchases from Valley, less Product discounts and returns. In the event that Retailer's Net Product Purchases exceed $5,000,000 per year during the term of this Agreement, Retailer shall receive Audio Volume Rebates based on the incremental annual Net Product Purchases as follows:



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99



     Annual Net Product Purchases       Incremental Rebate    Cumulative Rebate
     ----------------------------       ------------------    -----------------
   $  5,000,001    -    $  7,500,000           1%                    1%
   $ 7,500,000     -     $10,000,000           1%                    2%
   $10,000,000     +                           1%                    3%

         9.1. Exception. Sales of Video, DVD and Game Product shall accrue toward the annual Net Product Purchase volume needed to receive Rebates, however Rebate discounts will be taken on Audio Product only. These rebate discounts will not be taken on Video, DVD or Game Product.

         9.2. Calculation. Rebates are calculated on a yearly basis beginning on January 1, 2000. At year-end the Rebate will be calculated on Net Product Purchase for the calendar year (on a pro rata basis) and shall appear as a credit on Retailer's invoice.

10. CUSTOM INVOICE. i.FILL will create a custom invoice with Retailer's logo, product return and customer service information printed on same for a fee of $500, which fee is due and payable upon execution of this Agreement. Subsequent changes to the invoice can will be made for a fee to be negotiated by the parties.

11. ORDER PLACEMENT. Retailer will collect all orders and should send such orders to i.FILL via EDI. Retailer is responsible for providing accurate consumer and SKU information to Valley. Failure by Valley to perform any of its obligations under the terms herein, caused by Retailer providing erroneous or incomplete ordering information, shall not be considered a breach under the terms and conditions of this Agreement.

11.1. Manual Processing Surcharge. In the event i.FILL receives an order by any other means than EDI transmission (i.e., by mail, facsimile, etc.) a surcharge of $1.50 per order shall be assessed.

12. ORDER FULFILLMENT. The following sets forth i.FILL's fulfillment practices:

         12.1. Priority. Priority orders are defined as orders shipped domestically for overnight or second-day air freight delivery. Priority orders received by i.FILL on any business day by 9:00 a.m. Pacific Time ("PT") will be shipped on the same day provided that the Product ordered is in stock at that time. Orders received after 9:00 a.m. PT will be shipped the following business day provided that the Product ordered is in stock at that time.

         12.2. Standard. Standard orders are defined as all orders shipped domestically or internationally for other than overnight or second-day air freight delivery. Standard orders received by 1:00 p.m. PT will be shipped the following business day provided that the Product ordered is in stock at that time. Standard orders received after 1:00 p.m. PT will be deemed received the next business day and i.FILL will ship these orders the business day after the day



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99



                  they are deemed to be received provided that the Product ordered is in stock at that time.

         12.3. Peak Periods. The first day of a business week and any day on which Valley's order volume is greater than 20% above average (calculated on a floating 30-day-basis) is defined as a Peak Period. i.FILL shall use best efforts to adhere to the fulfillment policies set forth above during Peak Periods, but its failure to so adhere during Peak Periods shall not be considered a default under the turn and conditions of this Agreement.

13. FULFILLMENT FEES. Retailer agrees to pay i.FILL the following fees for each order fulfilled by i.FILL.

         13.1. Packing and Handling Fees. i.FILL will pick, pack and prepare Product for shipment to Retailer's customers according to the following schedule:

 Annual Net Product Purchases      1st Unit per Order     Add'l Units per Order
 ----------------------------      ------------------     ---------------------
 $         0  - $  5,000,000           $1.40                  $0.50 each
 $ 5,000,001  - $  7,500,000           $1.30                  $0.50 each
 $ 7,500,001  - $ 10,000,000           $1.20                  $0.50 each
 $10,000,001  +                        $1.10                  $0.45 each

         13.2. Surcharges. Retailer agrees to pay to i.FILL the following surcharge as applicable:

                  13.2.1 International Shipment Surcharge. Surcharge of $0.50 per order shipped internationally via integrated carrier.

                  13.2.2 USPS Priority Mail Insured Surcharge. Surcharge of $0.50 per order shipped USPS Priority Mail Insured.

14.      SHIPPING.

         14.1. Risk of Loss. All shipments made under this Agreement shall be F.O.B. Valley's shipping facility. Title and risk of loss with respect to all orders and products shipped by i.FILL or Valley under this Agreement shall pass to Retailer or its customers upon delivery of the products to the carrier at the point of shipment. In the event of shipping damage or orders lost in shipment, i.FILL will assist in filing a claim on behalf of Retailer and will credit Retailer any amounts received or credited to i.FILL or Valley in connection with each claim.

         14.2. Choice of Carrier. i.FILL will ship Product orders with the i.FILL supported carrier requested by Retailer or its customer. i.FILL supported carriers are listed in the shipping tables attached hereto as Exhibit D which is incorporated herein by this reference. i.FILL will cancel any order for which the delivery address is not serviced by the requested carrier, and will notify Retailer of the



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99


                  same. Retailer may retransmit the order to be shipped via an alternate i.FILL supported carrier.

         14.3. Shipping Costs. Retailer will pay i.FILL shipping costs per the shipping tables attached hereto as Exhibit D (as amended from time to time by i.FILL). i.FILL will provide Retailer written notice of shipping rate changes and the effective date of such changes. i.FILL represents that the shipping costs charged to Retailer are its actual shipping costs (not considering rebates.)

15.      PRODUCT RETURNS.

         15.1. Definitions. For purposes of this Agreement, the terms set forth below shall be defined as follows.

                  15.1.1 "Defective Product" means any Eligible Return Product returned to i.FILL or Valley that is identified by the customer as defective when returned and which is actually defective as determined by i.FILL or Valley.

                  15.1.2 Eligible Return Product" means any Product other than Ineligible Return Product.

                  15.1.3 "Ineligible Return Product" means any of the following: (a) Opened CDs from any of the following companies: (i) Platinum, (ii) RYKO, (iii) Sony Music Entertainment, (iv) Universal Music and Video Distributor ("UMVD"), (v) Warner, (vi) Elektra or
                           (vii) Atlantic; (b) Opened audio cassettes from UMVD;
                           (c) Opened Video Product; (d) Opened DVD Product; (e) Game Product; (f) accessories; (g) blank tape; (h) imports; (i) promos; (j) limited editions; (k) Product Identified in audiofile as nonreturnable; (l) Product not purchased from Valley; (m) Product sold on a one-way basis; (n) Product with a last customer return date (as defined in the audiofile Updates) prior to the date the returned Product is received by i.FILL or Valley; (o) Product without the original artwork or liner notes; (p) Schwann Guides; (q) defaced Product; (r) Product with damaged artwork or a foreign substance on the media; and (s) vinyl Product (including, without limitation, LPs and 12" singles).

                  15.1.4 "Opened" means, with respect to any Product, that the top spine label or original manufacturer's shrink wrap or "dog bone" holographic sticker has been removed or cut in any way.

         15.2. Standard Return Policy. Retailer will receive a return credit for Eligible Return Product returned to i.FILL or Valley but will not receive a return credit for Ineligible Return Product.



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99


         15.3.    Return Fees.

                  15.3.1 Processing Fees. Any Ineligible Return Product returned to i.FILL or Valley will be forwarded to Retailer at Retailer's expense, and Retailer will be charged a $1.00 processing fee for each such unit of Ineligible Return Product; provided, however, that Retailer may elect to have i.FILL keep such Ineligible Return Product and avoid the processing fee.

                  15.3.2 Restocking Fees. Retailer will be charged a fifteen percent (15%) restocking fee for processing all Eligible Return Product returned to i.FILL or Valley; provided, however that no such fee will be charged for (a) Defective Product or (b) Product that was shipped to one of Retailer's customers but (i) was not listed on the customer's invoice or (ii) was incorrectly listed on the invoice.

                  15.3.3 Refurbishing Fees. Retailer will be charged a $0.35 per unit refurbishing fee on all Eligible Product returned to i.FILL or Valley that has been Opened; provided, however, that no such fee shall be charged for Defective Product.

                  15.3.4 Reshipping Fees. i.FILL will ship or reship to Retailer's customers at additional charge (a) replacement Product for any Defective Product provided, however, that it is also Eligible Return Product and (b) Product reported as missing by one of Retailer's customers that was listed as fulfilled on the customer's invoice.

         15.4. Return Processing Information. Return processing information will be posted weekly via EDI.

         15.5. Modifications. i.FILL reserves the right to modify its return policies from time to time. Such modifications shall be effective upon receipt by Retailer of written notice thereof.

16.      OPTIONAL SERVICES.

16.1. Paper Inserts. For purposes of this Agreement, Paper Inserts are defined as lightweight, paper-based, promotional items the same size or smaller than a standard single CD, or pre-folded to such size. At Retailers request, i.FILL will pack Paper Inserts into Retailer's orders for a fee of $0.10 per Paper Insert Retailer shall supply the Paper Inserts at no cost to i.FILL.

16.2. Merchandise Inserts. For purposes of this Agreement, Merchandise Inserts are defined as promotional merchandise sold by Retailer, sometimes referred to as "segregated merchandise", other than the Paper Inserts described above in section 16.1. At Retailers request, i.FILL will pack Merchandise Inserts into



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99



                  Retailers orders at a charge to be negotiated by the parties after a sample has been received and reviewed for packing and shipping requirements. Retailer shall supply Merchandise Inserts at no cost to i.FILL.

         16.3. Merchandise Management Fee. Upon request by Retailer, i.FILL will receive and warehouse Merchandise Inserts (described above in section 16.2) for a Merchandise Management Fee to be negotiated by the parties after a sample has been received and reviewed for warehousing requirements; provided however, that the following items have pre-determined Product Management'
                  Fees:

         o Standard Product. A Product Management Fee of $0.50 per unit will be charged to Retailer for "Standard Product" (defined as a single CD, cassette VHS, or DVD).

                  16.3.1 Three Month Supply. The Product Management Fee covers, the Management of Product in Valley's warehouse for a maximum of three (3) months. Retailer will use its best estimate to provide i.FILL with no more than a three (3) month supply of Product with a certain SKU at an given time. In the event any units of such Product remain in Valleys warehouse for over three months. Retailer will be charged another Product Management Fee for each unit of such Product to cover another three months' management. Prior to the end of the three (3) month period, Retailer may request that the remaining units of such Product be returned to Retailer at Retailers expense to avoid incurring additional Product Management Fees for such Product.

                  16.3.2 Shrink. Retailer accepts responsibility for product loss of up to, but not in excess of, two percent (2%) of the aggregate wholesale value of the Retailer's segregated merchandise shipped to i.FILL, as calculated annually on or around January 1 of each year during the term of this Agreement.

         16.4. Insert Bar Codes. A unique UPC bar-code is required for each Paper or Merchandise Insert. Retailer should purchase and apply a proprietary bar-code; on all inserts. At Retailer's request or if the bar-code does not meet Valley's standards, i.FILL will create and apply a bar-code for a fee of $0.30 per applied bar-code.

         16.5. Gift Wrapping. Upon Request by Retailer, i.FILL will provide gift wrap services for a fee to be negotiated by the parties after a sample of the item to be wrapped has been reviewed for wrapping requirements. Standard Product will be wrapped for a fee of $1.50 per unit.

         16.6. audiotrax. Upon Retailer's request, i.FILL will license the audiotrax database for an annual licensing fee to be negotiated by the parties.



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99


17. BILLING AND PAYMENT. Pending i.FILL's review and approval of Retailer's credit application, i.FILL will extend credit to Retailer under the following terms and conditions:

         17.1. Invoices and Account Reconciliation. Invoices are due and payable thirty (30) days after the invoice date, i.FILL will provide Retailer with an account reconciliation on a monthly basis.

         17.2. Past Due Amounts. i.FILL includes in its Product pricing an embedded two percent (2%) discount for timely payment on all Product. This discount shall be revoked in the event of a late payment by Retailer. A two percent (2%.) revoked discount fee will be charged on any amounts not paid within thirty (30) days after the invoice date. Furthermore all overdue balances not paid within thirty (30).days after the invoice date, will be assessed interest at the lesser of one and one-half percent (1.5%) or the maximum interest rate allowable by law, beginning on the due date. i.FILL in its sole discretion, may refer collection of any past due amount to any agency or attorney, and Retailer will be liable for the payment of all costs and expenses, including reasonable attorneys' fees; associated therewith.

18.      PROPRIETARY RIGHTS.

         18.1. Confidential Information. The term "Confidential Information" refers to this Agreement and the subject matter of this Agreement and to all information which one party furnishes or makes available to the other party and all information related to one party's business which the other party acquires in the course of performing its obligations under this Agreement. Disclosure of Confidential Information by a party is forbidden except in the following circumstances: (i) to employees and outside parties, but only to the extent necessary to fulfill its obligations under the Agreement; (ii) if the Confidential Information disclosed is already publicly known or becomes publicly known through no fault of the disclosing party; and
                  (iii) if the Confidential Information is required to be disclosed by law or legal process, provided that the party, from whom disclosure is required, gives the other party notice and agrees to cooperate with the non-disclosing party as that party may reasonably request to oppose disclosure. Under no circumstances may i.FILL (including its principles or affiliates) use Retailer's customers' data for any commercial or improper purposes.

         18.2. Transaction Information. Both parties shall use best efforts to ensure maximum security of transaction information maintained on each party's computer system including, but not limited to, the names, addresses and products ordered by Retailer's customers.

         18.3. No Rights to Marks. Each party is hereby granted no rights in or to the other party's Marks. "Marks" means the trademarks, service marks, trade names or other marks, registered or otherwise, used by either i.FILL or Retailer, as applicable.



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AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99


19.      TERM.

         19.1. Initial Term. The term of this Agreement begins on the date of this Agreement and ends two (2) years thereafter (the "Initial Term").

         19.2. Renewal Term. Unless and until i.FILL or Retailer provide at least ninety (90) day prior written notice of its intention not to extend the term of this Agreement, this Agreement shall automatically renew for additional one (1) year terms (each a "Renewal Term"); the Initial Term and all Renewal Terms to be collectively referred to as the "Term".

         19.3. Early Termination. This Agreement shall terminate at any time upon the mutual consent of the parties. This Agreement shall also terminate according to its terms under the following conditions;

                  19.3.1 Upon termination of the Audiofile License or the Audiotrax License.

                  19.3.2 i.FILL or Retailer delivers to the other party a thirty (30) day written notice of termination, absent a material breach, if i.FILL discontinues fulfillment services to on-line customers or Retailer discontinues the on-line sale of Product.

                  19.3.3 i.FILL or Retailer delivers to the other party a thirty (30) day written notice of termination for a material breach of this Agreement, and the other party fails to cure such breach within the thirty
                           (30) days.

                  19.3.4 Either party is adjudicated a bankrupt, files a voluntary petition in bankruptcy or makes a general assignment for the benefit of creditors.

20. LIMITATION OF REMEDIES AND EXCLUSION OF WARRANTIES. IN NO EVENT SHALL i.FILL OR VALLEY BE LIABLE TO RETAILER FOR INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT I.FILL OR VALLEY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL PRODUCT SOLD HEREUNDER IS SOLD "AS IS" AND i.FILL AND VALLEY EXPRESSLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO PRODUCT SOLD UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

21.      REPRESENTATIONS AND WARRANTIES.

         21.1.    i.FILL's Representations and Warranties.



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                  21.1.1   i.FILL has the right and authority to enter into this
                           Agreement

                  21.1.2 i.FILL will use reasonable efforts to deliver Product to Retailer's customers in substantially the same condition as it was in when it was received by Valley in Valley's distribution facility.

         21.2.    Retailers Representations and Warranties.

                  21.2.1 Retailer has the right and authority to enter into this Agreement.

22. INDEMNIFICATION. Both parties will, at all times, indemnify, defend and hold the other party harmless from any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any breach or alleged breach by such party of any warranty or representation made by such party in this Agreement. Retailer will further indemnify, defend and hold i.FILL and Valley harmless for any and all third party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any infringement or alleged infringement of intellectual property rights resulting from the sale of Product outside the United States.

23. FORCE MAJEURE. Neither party will be liable for failure to perform, or the delay in performance of, any of its obligations under this Agreement if, and to the extent, that such failure or delay is caused by events substantially beyond its control, including but not limited to, acts of God, acts of a public enemy or governmental body in its soverign or contractual capacity, war, fire, floods, strikes, epidemics, quarantine restrictions, civil unrest or riots, freight embargoes and/or unusually severe weather. Lack of funds by either party shall not excuse timely performance. The party so affected shall use commercially reasonable efforts to avoid or remove such causes of non-performance of delay, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. If any such non-performance or delay continues for more than sixty (60) days, the unaffected party may elect to terminate this Agreement without liability or any liquidated or other damages upon written notice to the other party.

24.      GENERAL

         24.1. Notice. All notices, including those related to product pricing, ordering and fulfillment policies that will have a material impact on the other party's business, shall be in writing and delivered by certified mail, postage prepaid and return receipt requested, or transmitted either by facsimile or electronic mail if confirmed contemporaneously by such mailing, to the addresses provided below.

                  If to Retailer:       AngelAudio.com, Inc.
                                        Address
                                          Attn:
                                          Fax:
                                          Email:


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AngelAudio com / iFILL                                         CONFIDENTIAL
Order Fulfillment Agreement                                    12/10/99


                  If to i.FILL:         i.FILL, a division of Valley Media, Inc.
                                        1280 Santa Anita Court
                                        Woodland, CA 95776
                                          Attn:  Sachin Adarkar, General Counsel
                                          Fax:  530.406.5231
                                          Email:  SDA@valley-media.com


         24.2. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, superseding all prior proposals, negotiations and agreements concerning the subject matter of this Agreement. No representation or promise relating to and no amendment of this Agreement will be binding unless it is in writing and signed by authorized representatives of both parties.

         24.3. Assignment. This Agreement may not be assigned by either party without first obtaining the other party's written consent, except that either party may, without the other party's prior written consent, assign this Agreement to a purchase of all or substantially all of its assets or a majority or controlling interest in its voting stock, or to a subsidiary or affiliate of such party, provided that such purchaser's net worth at the time of purchase is equal to or greater than that of the assigning party's net worth. This Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the parties hereto.

         24.4. Relationship of Parties. It is agreed that both parties will retain individual legal status and that their relationship is that of an independent consultant or contractor and not that of an employee, agent, partner or affiliate. Neither party is an agent of the other party and neither party has the authority to bind the other party, nor will either party hold itself out to third parties as having the authority to bind the other party.

         24.5. Captions; Waiver; Severability. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other provision of this Agreement. If any provision of this Agreement shall be held invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

         24.6. Governing Law and Arbitration. This Agreement shall be construed and enforced pursuant to the laws of the State of California. If the parties are

AngelAudio com / iFILL                                           CONFIDENTIAL
Order Fulfillment Agreement                                      12/10/99


                  unable to settle any disagreements regarding this Agreement or the project contemplated by this Agreement, such disagreements shall be submitted to binding arbitration within the State of California under the rules of the American Arbitration Association as then in effect.

                  24.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party. Facsimile signatures shall be considered original in all respects.

In witness whereof, the parties hereto have executed this Agreement effective as of the date first above written.

i.FILL, a division of                         ANGELAUDIO.COM, INC.
VALLEY MEDIA, INC.

By: /s/ Nais Moore Jiminez                    By: /s/ John Karroll
    ------------------------------               -------------------------------

Its:  Director News Media                     Its: President/Director
     -----------------------------                ------------------------------

Address:                                      Address:
1280 Santa Anita Court                         1451 D. Ellis St.
----------------------------------            ----------------------------------
Woodland, CA 95776                             Kelowna, B.C. V1Y 2A3
----------------------------------            ----------------------------------

Telephone:                                    Telephone:
           -----------------------                       -----------------------

Facsimile: 530.406.5231                       Facsimile:
           -----------------------                       -----------------------

                                  EXHIBIT LIST

                          Exhibit A        Audiofile License

                          Exhibit B        Audio Price Schedule

                          Exhibit C        DVD Price Schedule

                          Exhibit D        Shipping Tables

                                   SCHEDULE A

                           AUDIOFILE LICENSE AGREEMENT
--------------------------------------------------------------------------------

This agreement ("Agreement') is entered into by and between Valley Media, Inc. (the "Licensor"); and the party identified in Exhibit A as the "Licensee" (not including any subsidiaries, affiliates, or franchisees). This Agreement is the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof (superseding all proposals, communications of prior agreements, oral or written with respect to such subject matter); and may be amended only in a writing signed by both parties. As used herein, "Database" means the proprietary audio and video item database created and developed by Licensor, and includes "Database Updates," periodic updates of information contained in the Database.

1.       License Grant

(a) Licensor hereby grants to Licensee during the term of this Agreement, a non-exclusive, non-transferable, non-sublicenseable license to:

         (i) Lead, transmit, execute, store or display the Database for Licensee's internal use at the location(s) specified in Exhibit A attached hereto;

         (ii)     Modify the Database for internal use by Licensee; or

         (iii) Incorporate the Database or portions thereof into its own database for use by Licensee, provided, however, that the Database portion of the resulting conjoined work may be used only in accordance with the license granted in Section 1(a) above.

(b) Licensee may not, without prior written consent from Licensor, sublicense, sell, lend, rent the Database or any portion thereof, or assign any of its rights or obligations under this Agreement to any party; provided, however, that Licensee may make copies of the Database sufficient for back-up, development and production purposes.

2.       Fees

(a) As consideration for the License granted herein, upon execution of this Agreement, Licensee shall pay to Licenser the TOTAL FEES DUE set forth on Fees--Line 4 of Exhibit A, which includes:

         (i) The LICENSE FEE (Fees--Line 1 of Exhibit A) to operate a single copy of the Database at the location(s) listed in Exhibit A;

         (ii) The PRO-RATED UPDATE FEE (Fees--Line 2 of Exhibit A) for the Database Updates for the specified period; and

         (iii) MISCELLANEOUS FEES (Fees--Line 3 of Exhibit A) to reimburse Licenser for any fees owed by Licenser to other vendors connection with the Database, and any fees assessed by Licenser other than License or Database Update fees.

(b) Licensee shall also pay the UPDATE FEE (Fees--Line 5 of Exhibit A) to Licenser as consideration for Licenser providing the Database Updates. The subscription is to be paid quarterly in advance on the first day of each calendar quarter (January 1, April 1, July 1 and October 1). The UPDATE FEE entitles the Licensee to receive Database Updates for the succeeding three (3) month period.

(c) Licenser shall provide Licensee with reasonable telephone support for the Database and Database Updates at no additional charge.

3.       Rights in Tangible and Intellectual Property

Licensor shall be the sole owner of the Database, Database Updates and all supporting materials as between Licensor and Licensee, including any and all copies thereof, and including all patent, trademark, copyright, trade secret and ether intellectual property rights associated therewith. Licensee agrees to treat the Database, Database updates and supporting materials as confidential trade secrets of the Licensor.

4.       Term: Termination

The term of the Agreement and the licenses granted hereunder shall commence on the Agreement Date specified in Exhibit A and continue until terminated as set forth herein:

(a) This Agreement may be terminated for the Database Update subscription only (Licensee may continue to use the Database in accordance with the terms of the Agreement):

         (i) Unilaterally by the Licensor (other than for breach of this Agreement by Licensee) upon ten (10) days advance written notice Licensor shall refund to Licensee a prorated portion of any UPDATE FEES paid in advance by Licensee;

         (ii) Unilaterally by the Licensor in the event that any material breach by Licensee remains uncured for fifteen (15) days after written notice, via certified mail, thereof. Licensee shall not be entitled to the return of any prepaid UPDATE FEES; or

         (iii) Unilaterally by the Licensee for any reason upon ten (10) days advance written notice (Licensee must receive written confirmation back from Licensor stating the effective date of cancellation). Licensee shall not be entitled to the return of any prepaid UPDATE FEES.

(b) This Agreement may be terminated for the Database (which will also cancel the Database Update subscription):

         (i)      With the mutual written consent of both parties;

         (ii) Unilaterally by the Licensee for any reason upon ten (10) days advance written notice; or

         (iii) Unilaterally by the Licenser in the event that any material breach by Licensee remains uncured for fifteen (15) days after written notice, via certified mail, thereof.

5.       Warranty

(a) Licensor warranties that the media on which or transmission by which the Database or Database Update are delivered will be free from defects. Licensor's sole obligations under the foregoing warranty are limited to:

         (i)      Replacement of any defective media;

         (ii)     Retransmission of the Database or Database Update; or

         (iii) Termination of this Agreement and refunding a pro-rated portion of any FEES paid in advance by Licensee.

(b)      EXCEPT AS SET FORTH IN SECTION 5(a) ABOVE:

         (i) THE DATABASE AND DATABASE UPDATES ARE PROVIDED "AS IS" AND LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CONTENT, SUFFICIENCY, ACCURACY, COMPLETENESS OR CURRENTNESS THEREOF; OR

         (ii) LICENSOR EXPRESSLY DISCLAIMS ANY EXPRESS, IMPLIED OR STATUTORY WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.       Limitations of Liabilities

(a) IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR THE RESULTS OF LICENSEE'S USE OF THE DATABASE, FOR ANY IMPAIRMENT OF LICENSEE'S ABILITY TO CONDUCT ITS BUSINESS AS A RESULT OF ITS USE OR INABILITY TO USE THE DATABASE. NEITHER PARTY SHALL BE LIABLE FOR ANY LOSSES OR DAMAGES, WHETHER DIRECT OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL, ARISING FROM THIS AGREEMENT; THE DESIGN, CONTENT, OPERATION OR USE OF THE DATABASE; OR FOR ANY ERRORS OR OMISSIONS CONTAINED THEREIN, REGARDLESS OF THE CAUSE, THE CIRCUMSTANCES, OR THE FORM OF THE ACTION.

(b) IN NO EVENT WILL LICENSOR'S LIABILITY TO LICENSEE FOR ANY CLAIMS, LOSSES OR DAMAGES ARISING UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHER FORM OF ACTION, EXCEED THE LICENSE FEE SPECIFIED IN FEES--LINE 1 OF EXHIBIT A.

(c) THE PROVISIONS OF THIS SECTION 6 SHALL NOT APPLY TO ANY BREACH BY LICENSEE OF THE TERMS Of THE LICENSE GRANTED IN SECTION 1 OF THIS AGREEMENT OR TO LICENSOR'S INDEMNITY OBLIGATIONS UNDER SECTION 8 BELOW.

7.       Amendment

Licensor may increase the UPDATE FEE upon written notice to Licensee provided at least thirty (30) days prior to the end of the calendar quarter preceding the calendar quarter in which the increase is to be effective.

8.       Indemnification

Licensee will at all times indemnify and hold harmless Licensor from any and all claims, damages, liabilities, costs and expenses. including reasonable legal expenses and attorneys fees, arising out of any claims involving Licensee's use of the Database.

9.       Assignment

This Agreement may not be assigned by either party without the express written consent of the other party; provided, however, that without Licensee's consent, Licensor may assign its right to receive funds hereunder and may assign this Agreement to an affiliate or subsidiary of Licensor.

10.      Survival

Sections 6 and 7 of this Agreement will survive the expiration or termination of the term of this Agreement.

11.      Tax Payer Identification Number

Licenser represents and warrants that its Tax Payer Identification Number is 942556440.

LICENSOR:                         LICENSEE:
Valley Media, Inc.                Name      Angelaudio.com Entertainment inc.
                                            ------------------------------------
1280 Santa Anita Court            Addr1:    723 Casino Center Blvd., 2nd Floor
                                            ------------------------------------
                                            ------------------------------------
Woodland, California 95776        Addr2:    1461 D Ellis St. Kelowna, B.C.,
                                            Canada V1Y2A3
                                            ------------------------------------
                                  City/ST/Zip: Las Vegas, NV 89101-6716
                                               ---------------------------------
By: /s/ Nais Moore Jiminez        By:  /s/ John Karroll
   -----------------------------     -------------------------------------------
Its: Director News Media          Its:  President/Director
    ----------------------------     -------------------------------------------

--------------------------------------------------------------------------------